U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934.

       Date of Report (Date of earliest event reported): February 17, 2005

                           Commission File No. 0-28099

                             MONTEREY BAY TECH, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEVADA                                   86-0866757
(STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
INCORPORATION OR ORGANIZATION)

                               245 WESTRIDGE DRIVE
                          WATSONVILLE, CALIFORNIA 95076
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                  REGISTRANT'S TELEPHONE NUMBER: (831) 761-6200

                         ALADDIN SYSTEMS HOLDINGS, INC.
                         ------------------------------
                            REGISTRANT'S FORMER NAME

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On February 17, 2005, the Registrant signed a Stock Purchase Agreement with SpaceLogic, Ltd., an Israeli company ("Spacelogic") and the stockholders of Spacelogic. Pursuant to the terms of the Stock Purchase Agreement (the "Agreement"), upon the closing of the transaction, the Registrant will acquire all of the issued and outstanding shares of SpaceLogic and Spacelogic will become a wholly-owned subsidiary of the Registrant.

      Pursuant to the terms of the Agreement, as consideration for the transaction, the stockholders of SpaceLogic will receive a total of 36,863,578 newly issued shares of the Registrant's common stock in exchange for all of the issued and outstanding shares of SpaceLogic. The closing of the transaction is subject to customary closing conditions and is expected to occur in March, 2005.

ITEM 7.01 REGULATION FD DISCLOSURE

      On February 23, 2005, the Registrant issued a press release regarding the acquisition of SpaceLogic.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MONTEREY BAY TECH, INC.
(Registrant)


/s/ Jonathan Kahn                                    Date: February 23, 2005
---------------------------------
(Jonathan Kahn, CEO and Director)

EXHIBIT INDEX

Exhibit No           Description
----------           -----------
10.1                 Stock Purchase Agreement dated February 17, 2005

99.1                 Press Release dated February 23, 2005